UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 30, 2009

Date of report (October 29, 2009)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On October 29, 2009, First Place Financial Corp. (the Registrant) held its annual meeting of shareholders (Annual Meeting). Steven R. Lewis, President and Chief Executive Officer of the Registrant, and David W. Gifford, Chief Financial Officer of the Registrant, made a presentation at the Annual Meeting which included slides containing financial and other information. A copy of these slides is contained in Exhibit 99.1 which is attached hereto and incorporated herein by reference.

All of the proposals considered at the Annual Meeting were approved by the shareholders, including the election of three directors to the Registrant’s board for three year terms; the approval, on a non-binding advisory basis, of the compensation of the Registrant’s named executive officers as determined by the Registrant’s Compensation Committee; and the ratification of the appointment of KPMG LLP as independent auditors of the Registrant for the fiscal year ending June 30, 2010.

Item 9.01 Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

99.1	Copies of slides used in a presentation at the 2009 Annual Meeting of First Place Financial Corp. at the Avalon Golf and Country Club at Squaw Creek in Vienna, Ohio at 10:00 AM on October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: October 30, 2009	By:	/S/ DAVID W. GIFFORD
David W. Gifford Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Copies of slides used in a presentation at the 2009 Annual Meeting of First Place Financial Corp. at the Avalon Golf and Country Club at Squaw Creek in Vienna, Ohio at 10:00 AM on October 29, 2009.

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